                                                                    Exhibit 10.1


March 14, 2005



Mr. Robert E. Rubin
399 Park Avenue
New York, NY  10022

Dear Bob:

I am writing on behalf of Citigroup Inc. to confirm certain changes to your employment agreement dated October 26, 1999, as amended on February 6, 2002, February 10, 2003, March 10, 2004, and January 18, 2005. The guaranty of a level of incentive compensation for 2004 is extended through 2005, and all of the provisions of the employment agreement, as amended, relating to such incentive compensation (such as composition and manner of payment), including those designed to avoid the loss of deduction under Section 162(m) of the Internal Revenue Code, shall apply to such extended guaranty.

If the foregoing is consistent with our discussions, please sign in the space provided below.

Very truly yours,


Citigroup Inc.



By: /s/ Michael Schlein
    --------------------------------
Michael Schlein
Senior Vice President, Global Corporate Affairs, Human Resources and Business Practices



Accepted and agreed:



/s/ Robert E. Rubin
------------------------------------
Robert E. Rubin